                                                                Exhibit 1.A.5(d)
                                                                    NEV-93-1

Rider: Exclusion from Benefits

Any rider which provides a benefit upon total disability of                  ,
                                                            -----------------
that is attached to Policy Number                    is issued subject to the
                                  ------------------
terms of this Rider (NEV-93-1).

Exclusion from Benefits
Any rider which provides a benefit upon total disability excludes certain risks. By means of this Rider (NEV-93-1), the Company also excludes the risk and will not provide benefits if total disability results from:



Contract
This Rider (NEV-93-1) is issued with and made a part of any rider which provides a benefit upon total disability. None of the provisions of any rider which provides a benefit upon total disability are changed except as provided in this Rider.

Acceptance
The Owner accepts any rider attached to the Policy which provides a benefit upon total disability with full knowledge and understanding of the effect of this Rider (NEV-93-1).



                  Date                              Owner
-----------------       ---------------------------


New England Variable Life Insurance Company
Administrative Office:
501 Boylston Street, Boston, Massachusetts



Robert A. Shafto        H. James Wilson
/s/                     /s/
President               Secretary

                                                                        NEV-94-1

Rider:  Exclusion from Benefits

Any rider which provides a benefit upon total disability of                  ,
                                                            -----------------
that is attached to Policy Number                  is reinstated subject to the
                                  ----------------
terms of this Rider (NEV-94-1).

Exclusion from Benefits
Any rider which provides a benefit upon total disability excludes certain risks. By means of this Rider (NEV-94-1), the Company also excludes the risk and will not provide benefits if total disability results from:



Contract
This Rider (NEV-94-1) is issued with and made a part of any rider which provides a benefit upon total disability. None of the provisions of any rider which provides a benefit upon total disability are changed except as provided in this Rider.


Acceptance
The Owner accepts any rider attached to the Policy which provides a benefit upon total disability with full knowledge and understanding of the effect of this Rider (NEV-94-1).


                    Date                            Owner
------------------          -----------------------


New England Variable Life Insurance Company
Administrative Office:
501 Boylston Street, Boston, Massachusetts



Robert A. Shafto        H. James Wilson
/s/                     /s/
President               Secretary